Exhibit	99.01—Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C Section 1350, and accompanies the quarterly report on Form 10-QSB for the quarter ended March 31, 2003 of Taitron Components Incorporated (the “Issuer”).

I, Stewart Wang, the Chief Executive Officer, Director and Chief Financial Officer of Issuer, certify that to the best of my knowledge:

(i)	the Form 10-QSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d); and:

(ii)	the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operation of the Issuer.

Dated May 15, 2003.
/s/ STEWART WANG